                                  AMENDMENT TO
                         CONSULTING SERVICES AGREEMENT

THIS  CONSULTING  SERVICES  AGREEMENT is made as of the 2nd day of January, 2003

BETWEEN:

     SUNGOLD  ENTERTAINMENT CORP., a company duly incorporated under the laws of
     ----------------------------
     the Province of British Columbia, and having its registered and records office at Suite 500 - 666 Burrard Street, Vancouver, B.C., V6C 3P6,

     (hereinafter  called  the  "Company")

                                                               OF THE FIRST PART
AND

     ANNE KENNEDY, having an address at 1504, 1050 Burrard Street, Vancouver,
     ------------
     BC  V6Z 2S3

     (hereinafter  called  the  "Consultant"),

                                                              OF THE SECOND PART

WHEREAS:

The Consultant and the Company entered into a Consulting Agreement made as of July 1st, 1998 and Amended April 11, 2000 (the "Agreement");

The Company is a reporting company whose shares trade on the OTC Bulletin Board in the U.S.A. and is engaged, inter alia, in the business of developing entertainment and e-commerce business in Canada, USA and internationally; (the "Business"); the Consultant has experience in the Business; the Company desires to secure the hereinafter described Services of the Consultant; and, the Consultant has agreed to provide its Services to the Company in accordance with the terms and conditions herein set forth;

NOW THEREFORE, THIS AGREEMENT WITNESSETH that in consideration of the respective covenants and agreements hereinafter contained and the sum of One Dollar now paid by the Company to the Consultant (the receipt and sufficiency of which is hereby acknowledged by the Consultant), the parties hereto agree as follows:

1.     Contract  for  Services.  The  Company  hereby  engages the Consultant to
       -----------------------
provide office administration, clerical and shareholder communications services specified in Schedule "A" hereto together with such other consulting services as the Company requests from time to time (the "Services") and the Consultant hereby accepts such engagement and agrees to perform the Services on the following terms and conditions.

2.     Responsibilities  of  Company.  The  Company  will:
       -----------------------------


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                                      -2-

     (a) Make available to the Consultant, information or data that the CEO / President considers pertinent to the Services to be provided by the Consultant in connection with the Company's Business;

     (b)  Pay  in  full  when  due,  all  amounts  payable  to  the  Consultant;

     (c) Arrange and make provision for the Consultant's access to records and other information, and to physical premises, as may be reasonably necessary, in the opinion of the CEO/President, to enable the Consultant to perform the Services; and

     (d) Make such management personnel of the Company available to the Consultant as may reasonably necessary, in the opinion of the CEO/President, be required for the Consultant to perform its consulting Services; and

     (e) During the period of her engagement with the Company, the Consultant shall be entitled each year to twenty (20) days paid vacation by the Company.

3.     Term.  Subject  to the provisions hereof the term of this Agreement shall
       ----
be  twenty-four  (24)  months  commencing  January  2,  2003 to January 1, 2005.

4.     Character and Extent of Services to be Provided.  It is the mutual intent
       -----------------------------------------------
of the parties that the Consultant shall act strictly in a professional consulting capacity as an independent contractor for all purposes and in all situations and shall not be considered an employee of the Company.

5.     Source Deductions.  The Company shall have no obligation to and shall not
       -----------------
make any source deductions with respect to the Consultant. The Consultant shall make all source deductions, if any, required to be made in respect of the Consultant in respect of income tax, Canada Pension Plan, Unemployment Insurance, Workers Compensation and all other required remittances and deductions, and remit same as and when required and shall indemnify and hold harmless the Company and each of its officers, directors and employees from any liability in respect thereof.

6.     Reporting.  The  Consultant  shall  report  to  the  CEO/President of the
       ---------
Company  exclusively.

7.     Time and Place of Consulting Services.  The Consultant will attend at the
       -------------------------------------
premises of the Company or such other place as the CEO/President may reasonably require.

8.     Compensation  and  Expenses.  The  Company  shall  pay and the Consultant
       ---------------------------
agrees to accept as compensation for the Services to be rendered hereunder a fee of, without duplication: $5,000. USD per month together with GST thereon. The Consultant shall invoice the Company monthly in respect of the expenses and be reimbursed for expenses approved by the CEO/President.


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                                     -3-

9.     Performance Criteria.  The Services shall be provided: (i) where specific
       --------------------
written performance criteria have been agreed to by the CEO/President in respect of the Services or any one or more aspects thereof, the Services shall be provided in accordance with such written specific performance criteria; (ii) in the absence of such written specific performance criteria the Services shall be provided to the satisfaction of the Company's CEO/President.

10.     Consultant's  Qualifications.  The  Consultant  represents  and warrants
        ----------------------------
that the Consultant is qualified to provide the Services contemplated in Schedule "A" and that the Consultant has the necessary qualifications and expertise to perform and provide the Services required hereunder in a professional manner, in compliance with the highest ethical standards and all applicable laws and regulations. The Consultant covenants and agrees to provide the Services in a diligent, careful, skilful and efficient manner in keeping with the commercial standards of the Consultant's industry.

11.     Termination.  Either  the  Company  or the Consultant may terminate this
        -----------
Agreement at any time by giving ninety (90) days written notice to the other provided that upon such termination becoming effective the Company shall pay in full to the Consultant the amount of fees, commission and bonuses then due and payable to the Consultant within ninety (90) days of receipt of the Consultant's final invoice.

12.     Termination  for  Cause.  Notwithstanding  anything herein contained the
        -----------------------
Company may terminate this Agreement without prior notice for just cause which shall include but not be limited to:

     (a) failure by the Consultant to comply with any of the provisions hereunder including, without limitation, failure, refusal or neglect by the Consultant to perform or provide any aspect of the Services within the time permitted for its provision or performance as determined pursuant to the terms of this Agreement and upon the Consultant being notified in writing by the CEO/President alleging such failure and failing to remedy such failure within fifteen (15) days of receiving such notice;

     (b) the Consultant or any of his/her employees committing an act of fraud or dishonest or serious misconduct, or any act detrimental to the reputation of the Company in circumstances that would, in the reasonable opinion of the Company's Representative make the Consultant unsuitable to continue to act on behalf of the Company; or

     (c) the Consultant committing an act of bankruptcy or making a general assignment for the benefit of its creditors or otherwise taking advantage of laws relating to insolvency or creditors' rights including the appointment of a receiver over the assets of the Consultant.

13.     Duty of Loyalty - No Conflict of Interest.  The Consultant hereby agrees
        -----------------------------------------
to avoid any circumstances or actions which might arguably place the Consultant in a position of divided loyalty regarding her obligations to the Company. The Consultant will not, utilize for her own benefit or that of a third party any information or potential business opportunities she may learn of as a result of the provision of the Services to the Company, without having first obtained the written consent of the Company.

14.     Confidentiality.
        ---------------

14.1 The Services to be provided by the Consultant hereunder are sensitive in nature. The Consultant shall keep in the strictest confidence all information regarding this Agreement and all information it may acquire in respect of the Company, as well as the nature and results of the Services the Consultant is to perform. During the course of this Agreement the Consultant may also be given access to confidential or proprietary information of the Company or another party with whom the Company may have signed a non-disclosure agreement. Without the prior written consent of the Company the Consultant shall not disclose or use any such information.

14.2 The scope of this obligation includes any Company proprietary information which is labelled or otherwise identified to the Consultant or his/her employees as confidential. It also includes any information regarding the purpose or details of the Consultant's arrangement with the Company, the strategic or other business plans of the Company, proprietary information which is furnished to the Company by another under a non-disclosure agreement, and any evaluations, discussions or transactions involving another party in which the Consultant may be involved under this Agreement and whether pertaining to the Company or otherwise (the "Confidential Information").

14.3 The Consultant will exercise due diligence to maintain in confidence any Confidential Information which is disclosed to him/her. As used here the term "due diligence" means the same precaution and standard of care which the Consultant would use to safeguard its own proprietary information, but in no event less than reasonable care.

14.4 The Consultant may not reproduce, distribute or disclose any Confidential Information to others or use it for any commercial purpose outside this Agreement without first obtaining the written permission of the Company. The Consultant will ensure that any employee who is given access to the Confidential Information signs an appropriate agreement in the form and content provided by the Company from time to time requiring her to hold that information in confidence and to use it only in the course of the Company's Business.

14.5 This section does not impose any obligation on the Consultant if the information is:

     (a)  publicly  known  at  the  time  of  disclosure;

     (b) furnished by the Company to others without restrictions on its use or disclosure;

     (c)  legally  required  to be disclosed by a regulatory or legal authority;
          or

15.     Title  to  Documents  and  Work  Product.  All  draft and final reports,
        ----------------------------------------
notes, memoranda, budgets, plans, projections, records, documents, data bases, lists of contacts, leads or other information which the Consultant furnishes to the Company under this Agreement will become the sole property of the Company and the Consultant shall deliver all such items to the CEO/President at the end of the Term or earlier termination of this Agreement and before receipt of final payment hereunder and all reports and database materials will be provided both as hard copy and on disk. The Company shall own all right and title to all ideas, materials or programs.

16.     Assignment  and  Sub-contracting.  The  Consultant  may  not  assign  or
        --------------------------------
sub-contract this Agreement or any portion of it to another without the express written consent of the Company since the Company is relying on the special expertise of the Consultant to properly provide the Services.

17.      Provisions  which Operating Following Termination.  Notwithstanding any
         -------------------------------------------------
termination of this Agreement for any reason whatsoever and with or without cause the provisions of sections 13, 14 and 15 any other provisions of this Agreement necessary to give effect thereto shall continue in full force and effect following any such termination.

18.     Independent  Contractor.  This  Agreement  creates  only  an independent
        -----------------------
contractor relationship between the Company and the Consultant. The Consultant shall not hold herself out to be a partner, or agent for the Company. The Consultant shall not create any obligations or responsibilities on behalf of the Company or in the name of the Company or purport to do so, or represent itself or herself to be authorized to do so, without the prior written consent of the Company's Representative. The Consultant shall not have authority to act or to bind the Company in any way or to represent the Company as responsible for the actions of the Consultant in any way. Neither the Consultant nor any employee of the Consultant will be deemed to be an employee of the Company or entitled to any of the benefits provided by the Company to its employees. The Consultant only will be responsible for the acts of the Consultant.

19.     General.  The Consultant has been asked to seek independent legal advice
        -------
before signing this Agreement. This Agreement and the obligations of the parties shall be binding upon the parties and their heirs, executors, successors and permitted assigns. Save and except for the express provisions of this Agreement, any and all previous agreements, written or oral, between the parties hereto or on their behalf relating to the employment of the Consultant by the Company are hereby terminated and canceled. The Consultant may not assign this Agreement without the prior written agreement of the Company. This Agreement and the instruments and schedules referred to herein constitute the entire agreement between the parties with respect to the subject matter of the agreement and supercede all prior agreements, undertakings negotiations and discussions, whether oral or written, between the parties and there are no warranties, conditions, representations or other agreements between the parties in connection with the subject matter of this Agreement, except as specifically set forth herein. No modification of this Agreement shall be valid unless made in writing and signed by the parties hereto. British Columbia law governs this Agreement. Notices under this Agreement must be sent by personal delivery, facsimile or registered mail to the appropriate party at its address stated on the first page of this Agreement or to a new address if the other has been properly notified of the change. Such notice shall be deemed to be delivered, if by personal delivery when delivered; if by facsimile when the transmitting machine produces a report confirming the successful transmission; and if delivered by registered mail on the third day following such mailing. The headings in this Agreement are inserted for convenience only and shall not affect the interpretation hereof. If any covenant or provision herein is determined to be void or unenforceable in whole or in part, it shall not be deemed to affect or impair the validity of any other covenant or provision and the foregoing clauses are declared to be separate and distinct covenants. The parties shall deliver to each other further documentation and shall perform such further acts as and when the same may be required to carry out and give effect to the terms and intent of this Agreement. No waiver or consent by a party of or to any breach or default by any other party shall be effective unless evidenced in writing, executed and delivered by the party so waiving or consenting and no waiver or consent effectively given as aforesaid shall operate as a waiver of or consent to any further or other breach or default in relation to the same or any other provision of this Agreement. Time is of the essence of this Agreement and of its performance.

20.     Counterparts.  This  Agreement  may  be  executed in counterparts and by
        ------------
facsimile each of which shall represent a signed original copy of this Agreement and all of which together shall constitute one and the same Agreement.

IN WITNESS WHEREOF the parties have executed this Agreement as of the day and year first above written.


SUNGOLD ENTERTAINMENT CORP.
Per:

/s/ Kim N. Hart
-----------------------------
Kim N. Hart - President & CEO



SIGNED, SEALED AND DELIVERED  )                 c/s
in the presence of:           )
                              )
                              )
/s/ Marina Fajardo            )
------------------------------)
Name   MARINA FAJARDO         )        /s/ Anne Kennedy
                              )        -----------------------
                              )        ANNE KENNEDY
500 Park Pl. 666 Burrard      )
------------------------------)
Address      Vancouver        )
                              )
------------------------------)
Occupation                    )

                                  SCHEDULE "A"

                       DESCRIPTION OF CONSULTING SERVICES

The Consultant has the necessary professional skills to perform the regulatory reporting, shareholder communications, office administration and management to the Company.

1. The Company shall retain the services of the Consultant at a wage of $5,000 USD per month, commencing January 2, 2003, for such length of time as shall be mutually agreed upon.

3. During the period of her engagement with the Company, the Consultant shall devote her entire time and best efforts to such duties as may be assigned to her by the CEO/President, and will faithfully and diligently serve and endeavor to further the interests of the Company.

4. The Consultant shall hold in strict confidence and shall not make use of, except for the benefit of the Company, all information about the Company's affairs and properties.

5. Unless the Company provides the Consultant with written directions to the contrary, the covenant of the Consultant set out in paragraph 4 hereof shall remain in effect both while the Consultant is engaged by the Company and for a period of twenty-four (24) months after the term of the consultancy has ended.

6. The Consultant shall act and be retained by the Company to be responsible for supervision, direction, control and operation of the Company's administrative office and will have the obligation, duties, authority and power to:

(a) do all acts and things as are customarily done by persons employed as an office administrator in corporations of similar size to the Company and will include all matters which may reasonably be considered the responsibility of persons holding the position of office administrator in corporations of similar size to the Company; and

(b) provide administrative services to the Company, such services to include but not be limited to the following:

          (i) ensuring timely regulatory reporting under direction of the CEO/President as required by all appropriate regulatory authorities;
          (iii) co-establishment and maintenance of suitable banking relations with the CEO/President;
          (iv) maintenance of proper accounting records and compilation of financial information as may be required from time to time;
          (v) report directly to the CEO/President concerning matters pertaining to fiscal policies, administration and management of the Company.